                           CURTICE-BURNS FOODS, INC.
                (AS SUCCESSOR BY MERGER TO PF ACQUISITION CORP.)

                             OFFER TO EXCHANGE ITS
                   12 1/4% SENIOR SUBORDINATED NOTES DUE 2005
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
                   12 1/4% SENIOR SUBORDINATED NOTES DUE 2005

THE   EXCHANGE  OFFER   WILL  EXPIRE   AT  5:00   P.M.,  NEW   YORK  CITY  TIME,
                                  ON JANUARY 18, 1995, UNLESS EXTENDED.

                                                               December 16, 1994

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

     Curtice-Burns Foods, Inc., a New York corporation (the 'Company'), is offering upon the terms and conditions set forth in the Prospectus, dated December 16, 1994 (as the same may be amended from time to time, the 'Prospectus'), and in the related Letter of Transmittal enclosed herewith, to exchange (the 'Exchange Offer') its 12 1/4% Senior Subordinated Notes due 2005 (the 'New Notes'), which have been registered under the Securities Act of 1933, as amended, for an equal principal amount of its outstanding 12 1/4% Senior Subordinated Notes due 2005 (the 'Old Notes' and together with the New Notes, the 'Notes'). As set forth in the Prospectus, the terms of the New Notes are identical in all material respects to the terms of the Old Notes, except for certain transfer restrictions and registration and other rights relating to the exchange of the Old Notes for New Notes. Old Notes may only be tendered in integral multiples of $1,000.

     THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE 'THE EXCHANGE OFFER -- CONDITIONS' IN THE PROSPECTUS.

     Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

          1. The Prospectus;

          2. The Letter of Transmittal (including Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9) for your use and for the information of your clients;

          3. A form of letter which may be sent to your clients for whose accounts you hold Notes registered in your name or in the name of your nominee;

          4. A Notice of Guaranteed Delivery;

          5. A Letter of Instruction; and

          6. A return envelope addressed to IBJ Schroder Bank & Trust Company, the Exchange Agent.

     YOUR PROMPT ACTION IS REQUESTED, WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 18, 1995, UNLESS EXTENDED. PLEASE FURNISH COPIES OF THE ENCLOSED MATERIALS TO THOSE OF YOUR CLIENTS FOR WHOM YOU HOLD NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE AS QUICKLY AS POSSIBLE.

     In all cases, exchanges of Old Notes accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates representing such Notes (or evidence of a book-entry delivery into the Exchange Agent's Account at the Depository Trust Company), the Letter of Transmittal (or facsimile thereof) properly completed and duly executed with any required signature guarantee, and any other documents required by the Letter of Transmittal.

     The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Notes residing in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

     The Company will not pay any fees or commissions to brokers, dealers or other persons for soliciting exchanges of Notes pursuant to the Exchange Offer. The Company will, however, upon request, reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Notes to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     Questions and requests for assistance with respect to the Exchange Offer or for copies of the Prospectus and Letter of Transmittal may be directed to the Exchange Agent at its address set forth in the Prospectus or at (212) 858-2103.

                                          Very truly yours,

                                          CURTICE-BURNS FOODS, INC.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY, THE EXCHANGE AGENT, OR ANY AFFILIATE OF EITHER OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

                                       2